UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2008

ORION ETHANOL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-15579	87-0348444
(Commission File Number)	(IRS Employer Identification No.)

307 South Main Pratt, KS	67124
(Address of Principal Place of Executive Offices)	(Zip Code)

(620) 672-2814

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2008, Orion Ethanol, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Mercy, LLC, a Kansas limited liability company (“Mercy”), pursuant to which the Company agreed to sell to Mercy 4,172 Class A Units of membership interest (the “Units”) in Gateway Holdco, LLC, a Kansas limited liability company (“Gateway”). The aggregate purchase price payable by Mercy for the Units (the “Purchase Price”) was $2,200,000 in cash. Mr. Jerry Nash and his wife are the sole members of Mercy, and Mr. Nash is a shareholder and former member of the Board of Directors of the Company. Mr. Nash did not take part in the Board’s discussion or approval of the transaction with Mercy.

In connection with the purchase and sale of the Units, the Company and Mr. Nash also entered into an Indemnification and Hold Harmless Agreement, pursuant to which the Company agreed to indemnify Mr. Nash for claims made against Mr. Nash arising from the purchase and sale of the Units or the fact that Mr. Nash is or was serving the Company as a director, officer, agent or in some other capacity.

The Purchase Price is being used by the Company to fund a capital call made by Gateway, which required the Company to contribute an additional $2,170,000 to Gateway. After giving effect to the sale of the Units to Mercy, the Company holds 8,928 Class A Units (42.27%) of membership interest in Gateway.

The summary disclosure provided herein is qualified in its entirety by reference to the Purchase Agreement and Indemnification Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures provided in Item 1.01 of this Current Report are incorporated into this Item 2.01 by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Larry Goldman resigned from the Board of Directors of the Company, effective April 25, 2008. The resignation of Mr. Goldman was not the result of any disagreement between Mr. Goldman and the Company regarding the transaction with Mr. Nash or any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Unit Purchase Agreement, dated April 25, 2008, by and between Orion Ethanol, Inc. and Mercy, LLC.

10.2	Indemnification and Hold Harmless Agreement, dated April 25, 2008, by and between Orion Ethanol, Inc. and Jerry Vernon Nash.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ORION ETHANOL, INC.

Date: May 1, 2008	By:	/s/ Joshua N. Barker
Name: Joshua N. Barker
Title: President and Co-Chief Executive Officer